Exhibit 1.7

EXECUTION VERSION

REXFORD INDUSTRIAL REALTY, INC.

(a Maryland corporation)

$300,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: September 21, 2017

i

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Subsidiaries of the Company
Exhibit E	–	Restrictions on Distribution
Exhibit F	–	Officers’ Certificate
Exhibit G	–	Form of Opinion of Latham & Watkins LLP
Exhibit G-1	–	Form of Negative Assurance Letter of Latham & Watkins LLP
Exhibit H	–	Form of Tax Opinion of Latham & Watkins LLP
Exhibit I	–	Form of Opinion of Venable LLP
Exhibit J	–	Certificate of the Chief Financial Officer
Exhibit K	–	Issuer Free Writing Prospectus

ii

REXFORD INDUSTRIAL REALTY, INC.

$300,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

September 21, 2017

Stifel, Nicolaus & Company, Incorporated

501 North Broadway, 9th Floor

Saint Louis, Missouri 63102

Ladies and Gentlemen:

Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”) and Rexford Industrial Realty, L.P., a Maryland limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with Stifel, Nicolaus & Company, Incorporated (the “Sales Agent”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Sales Agent, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) having an aggregate sale price of up to $300,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Sales Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to the Sales Agent as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-210691), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Sales Agent, for use by the Sales Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The Company and the Operating Partnership have also entered into separate equity distribution agreements (the “Alternative Distribution Agreements”), dated as of the date hereof, with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC and J.P. Morgan Securities LLC (collectively, the “Alternative Sales Agents”), for the issuance and sale from time to time of the Securities to or through the Alternative Sales Agents. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Sales Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the

“Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Sales Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Sales Agent will, prior to 8:30 a.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to the Sales Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Sales Agent set forth on Exhibit B) setting forth the terms that the Sales Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Sales Agent until the Company delivers to the Sales Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Sales Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Sales Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Sales Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Sales Agent and either (i) the Sales Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by the Sales Agent.

Subject to the provisions of Section 6(a), the Sales Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, as applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Sales Agent will provide written confirmation to the Company no later than 8:30 a.m. (New York City time) on the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. Each of the Company and Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Sales Agent will be successful in selling Placement Securities, and (ii) the Sales Agent will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities pursuant to this Agreement and the Alternative Distribution Agreements shall be effected by or through only the Sales Agent or an Alternative Sales Agent on any single given day, but in no event by more than one, and the Company shall in no event request that the Sales Agent and any Alternative Sales Agent sell Securities on the same day.

SECTION 4. Suspension of Sales. The Company or the Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities by the Sales Agent; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under the Alternative Distribution Agreements. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to the Sales Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Sales Agent, as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. At the respective times, each prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Sales Agent expressly for use therein. For purposes of this Agreement, the only information so furnished in any Registration Statement, Prospectus or Issuer Free Writing Prospectus shall be the Sales Agent’s name on the cover of the Prospectus (the “Sales Agent Information”).

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Sales Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Sales Agent specifically for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or another offering participant made a bona fide offer (within the meaning, for this paragraph only, of Rule 164(h)(2) of the Securities Act) the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405 of the Securities Act) in connection with the offering contemplated hereby. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, which became effective no earlier than three (3) years prior to the date hereof, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c) of the Securities Act) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163 of the Securities Act.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2) Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(4) Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(5) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) at the dates indicated and the consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Covered Entities for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(6) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (including all of the properties owned by the Company or the Operating Partnership and described in the Prospectus (the “Properties”)), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or other distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entity.

(7) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(8) Good Standing of the Operating Partnership; Partnership Agreement. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership as of the most recently completed fiscal quarter for which financial statements have been filed with the Commission is as set forth in the Prospectus. The Third Amended and Restated Partnership Agreement of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(9) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except as listed on Exhibit D hereto, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is a Subsidiary other than the entities listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(10) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or the Alternative Distribution Agreements or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement and the Prospectus, including common units of partnership interests in the Operating Partnership (the “OP Units”)). The issued and outstanding shares of capital stock of the Company, have been duly authorized and validly issued and are fully paid and non assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The OP Units have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued and fully paid. Except as described in the Registration Statement and the Prospectus, there are no other OP Units outstanding as of the date hereof other than those owned by the Company. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(11) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(12) Authorization and Description of Securities. The Securities to be sold pursuant to this Agreement have been duly authorized for issuance and sale to the Sales Agent pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non assessable; and the issuance of the Securities is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder. The certificates to be used to represent any certificated Securities will be in substantially the form filed as an exhibit to the Registration Statement.

(13) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(14) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or partnership action (as applicable) and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Prospectus or that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of violations of law, statute, rule, regulation, judgment, order, writ or decree, for such violations that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(15) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect. To the Company’s knowledge, no officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Operating Partnership as described in the Registration Statement and the Prospectus.

(16) Employee Benefits. (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates has any liability, whether actual or contingent, excluding any reportable event for which the notice requirements have been waived; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA, including with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” maintained or contributed to by the Company and each of its subsidiaries that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(17) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(18) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(19) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any subsidiary of its obligations hereunder, in connection with its offering, issuance or sale of the Securities hereunder or its consummation of the transactions contemplated by this Agreement, as applicable, except such as have been already obtained or as may be required under the Securities Act, the rules of the NYSE, state securities laws or the rules of FINRA.

(20) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(21) Title to Personal Property. Each of the Company and its subsidiaries has good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of personal property owned or leased (as applicable) by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(22) Real Property. (i) Each of the Company and its subsidiaries has good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned or ground leased (as applicable) by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus, (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (C) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold Properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust, are not cross-defaulted or cross-collateralized to any property not owned, or owned, directly or indirectly, in whole or in part, by the Company or its subsidiaries; (iv) to the knowledge of the Company and its subsidiaries, none of the tenants under any lease of space at any of the Properties that, singly or in the aggregate, is material to the Company and its subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings; (v) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (vi) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (vii) neither the Company nor any subsidiary has received written notice of a proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that would materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (viii) there are no subleases with respect to any Property or portion thereof except such as (A) are described in the Registration Statement and the Prospectus or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ix) the Company or one or more of its subsidiaries has obtained, on or prior to the date hereof, one or more title insurance policies on, whether directly or through assignment or endorsements, or a so-called “fairway-endorsement” on existing title policies covering, the fee interests (or leasehold interests as the case may be) from a nationally recognized title insurance company, or, if such title insurance policy has not yet been issued, a binding commitment by such title insurance company to issue such a policy, in any event covering each Property, with coverage in an amount at least equal to 80% to the cost of acquisition of such Property (including the principal amount of any indebtedness assumed in connection with such acquisition) by the Company or its subsidiary in which title to such property is vested, including the principal amount of any indebtedness assumed with respect to the Property, and such title insurance policies, fairway endorsements or binding commitments, as the case may be, are in full force and effect; (x) except as would not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, (a) there are no encroachments upon any Property by improvements on an adjacent property, and (b) none of the improvements on any Property encroach on any adjacent property, streets or alleys; (xi) except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is party to any material Lease (as defined below) that is required to be disclosed in the Registration Statement or the Prospectus; (xii) except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries holds any Property under a ground lease, and true and complete copies of each ground lease described in the Registration Statement and the Prospectus have been provided to the Sales Agent or its counsel; (xiii) all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described in the Registration Statement and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (xv) to the knowledge of the Company and the Operating Partnership, except as set forth in or described in the Registration Statement and the Prospectus or reflected in the pro forma financial statements, and, with respect to (A) through (G) below, except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect: (A) no rentals or other amounts due under any lease have been paid more than one (1) month in advance; (B) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (C) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of space at the Properties (the “Leases”) are in possession of their respective premises; (D) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement and the Prospectus; (E) none of the Company or any of its subsidiaries has waived any material provision under any of the Leases; (F) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (G) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease.

(23) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(24) No Acquisitions or Dispositions. (i) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement and the Prospectus that are not so described; and (ii) except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sold any real property to a third party during the immediately preceding twelve (12) calendar months, except for such sales as would not reasonably be expected to have a Material Adverse Effect.

(25) Mortgages; Deeds of Trust. The Company has provided to the Sales Agent true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries, and none of the Company and its subsidiaries that is party to any such document is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any such document.

(26) Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any binding federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, including any binding judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings, including any action, suit or proceeding by any private party, relating to any Environmental Law against the Company or any of its subsidiaries, and none are threatened in writing, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as otherwise set forth in the Registration Statement and the Prospectus, and except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned, directly or indirectly by the Company or its subsidiaries. The Company or a subsidiary of the Company has valid pollution and remediation legal liability insurance policies covering its Glendale Commerce Center, 15041 Calvert Street (Van Nuys), and 1661 240th Street (Los Angeles) properties, and except as otherwise set forth in the Registration Statement and the Prospectus, (A) neither the Company nor any of its subsidiaries has made any material claims under such pollution and remediation legal liability insurance policies within the last five (5) years; and (B) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing pollution and remediation legal liability insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost or similar insurers as may be necessary to continue its business.

In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement and the Prospectus.

(27) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries (i) have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement the and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(28) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(29) Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Sales Agent as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Sales Agent.

(30) Federal Tax Status. Commencing with its taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and will continue to operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and current and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects. Each of the Company’s direct or indirect corporate subsidiaries will qualify as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code. The Operating Partnership will be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes.

(31) Payment of Taxes. The Company and its subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company, or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(32) Transfer Taxes. Except as disclosed in the Registration Statement and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(33) Insurance. Each of the Company and its subsidiaries carry or are entitled to the benefits of insurance with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the assets owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(34) Investment Company Act. Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will be required, to register as an “investment company” under the Investment Company Act.

(35) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(36) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”) and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(37) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(38) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, sales agent, advisor, investor or otherwise) of Sanctions.

(39) Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s equity interests, except (A) pursuant to the agreements set forth in Exhibit E and (B) as described in the Registration Statement and the Prospectus and as prohibited by applicable law.

(40) No Equity Awards. Except for grants pursuant to equity incentive plans disclosed in the Registration Statement and the Prospectus, the Company has not granted to any person or entity, a compensatory stock option or other compensatory equity-based award to purchase or receive common stock of the Company or OP Units of the Operating Partnership pursuant to an equity-based compensation plan or otherwise.

(41) No Finder’s Fee. Except for the discounts and commissions payable by the Company to the Sales Agent and each of the Alternative Sales Agents in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(42) NYSE. The outstanding shares of Common Stock and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(43) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(44) Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(45) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Sales Agent and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Sales Agent.

(46) No FINRA Affiliations. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(47) Statistical or Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(48) Proprietary Trading by the Sales Agent. The Company acknowledges and agrees that the Sales Agent has informed the Company that the Sales Agent may, to the extent permitted under the Securities Act and Exchange Act, trade in the Common Stock for the Sale Agent’s own account and for the account of its clients during the term of this Agreement or the terms of any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(49) FINRA Matters. All of the information provided to the Sales Agent or to counsel for the Sales Agent by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct in all material respects. To the knowledge of the Company, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Company has any association with any FINRA member.

(b) Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Sales Agent or to counsel for the Sales Agent shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to the Sales Agent as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Sales Agent; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Sales Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Sales Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Sales Agent will be successful in selling Placement Securities, (ii) the Sales Agent will incur no liability or obligation to the Company or the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Sales Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent at which such Placement Securities were sold, after deduction for (i) the Sales Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Sales Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereof, it will (i) hold the Sales Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Sales Agent may request in writing at least one full business day before the Settlement Date. The certificates for the Securities will be made available for examination and packaging by the Sales Agent in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Sales Agent shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Sales Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s Board of Directors or a duly authorized committee thereof and notified to the Sales Agent in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(f) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct the Sales Agent to offer or sell, any Securities through the Sales Agent as agent (and, by notice to the Sales Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and the Sales Agent shall not be obligated to make any such offer or sale of Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(f)(1) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(1) If the Company wishes to offer or sell Securities to the Sales Agent as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Sales Agent (with a copy to counsel to the Sales Agent) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Sales Agent, and, prior to its filing, obtain the written consent of the Sales Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide the Sales Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford the Sales Agent the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 6(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 6(f)(1) shall in no way affect or limit the operation of clause (i) of Section 6(f) hereof, which shall have independent application.

SECTION 7. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership covenant with the Sales Agent as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Sales Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any applicable similar rule), (i) the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company and Operating Partnership in this Agreement) and the Company will furnish to the Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Sales Agent may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Sales Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172 or any applicable similar rule), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Sales Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Sales Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Sales Agent such number of copies of such amendment or supplement as the Sales Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Sales Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Sales Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Placement Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.

(g) Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any applicable similar rule), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any applicable similar rule), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Placement Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company will not, without (i) giving the Sales Agent at least three (3) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Sales Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Sales Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (v) the issuance of Common Stock in connection with the redemption of OP Units, (w) the payment of stock dividends in the ordinary course of business, (x) the Common Stock to be offered and sold through the Sales Agent pursuant to this Agreement or any Alternative Sales Agents pursuant to an Alternative Distribution Agreement, (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Sales Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Sales Agent and any Alternative Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent and any Alternative Sales Agent with respect to such Placement Securities.

(o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2) at any other time reasonably requested by the Sales Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Sales Agent with a certificate, in the form attached hereto as Exhibit F within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder or under any Alternative Sales Agreement (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities through the Sales Agents or any Alternative Sales Agent following a Representation Date when the Company relied on such waiver and did not provide the Sales Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Sales Agent or any Alternative Sales Agent sells any Placement Securities, the Company shall provide the Sales Agent with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.

(p) Opinion of Counsel for the Company and Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company and Operating Partnership shall cause to be furnished to the Sales Agent a written opinion and disclosure letter of Latham & Watkins LLP, corporate counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Sales Agent, in form and substance satisfactory to the Sales Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit G and Exhibit G-1, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Sales Agent with a letter (a “Reliance Letter”) to the effect that the Sales Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Opinion of Tax Counsel for the Company and the Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company and Operating Partnership shall cause to be furnished to the Sales Agent a written opinion of Latham & Watkins LLP, tax counsel for the Company and the Operating Partnership, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit H, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Sales Agent with a Reliance Letter to the effect that the Sales Agent may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r) Opinion of Counsel for Company and the Operating Partnership as to All Matters Governed by Maryland Law. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company and Operating Partnership shall cause to be furnished to the Sales Agent a written opinion of Venable LLP, Maryland counsel for the Company, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit I, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Sales Agent with a Reliance Letter to the effect that the Sales Agent may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(s) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company and Operating Partnership are obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Sales Agent letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Sales Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(t) Chief Financial Officer’s Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agent a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Sales Agent and its counsel, dated the date that the certificate is required to be delivered substantially similar to the form attached hereto as Exhibit J, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(u) Opinion of Counsel for the Sales Agent. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Sales Agent shall have received the favorable written opinion or opinions of Hunton & Williams LLP, counsel for the Sales Agent, dated such date, with respect to such matters as the Sales Agent may reasonably request.

(v) Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Sales Agent or an Alternative Sales Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(w) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(x) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(y) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(z) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Sales Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Sales Agent or an Alternative Sales Agent, each in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Sales Agent as principal or agent hereunder.

(aa) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(bb) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Sales Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(cc) REIT Treatment. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified.

(dd) Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 5(a)(1) hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Sales Agent the right to refuse to purchase and pay for such Securities.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed, each Prospectus and any Permitted Free Writing Prospectus, and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Sales Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Sales Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Sales Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of a single counsel for the Sales Agent and the Alternative Sales Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (not to exceed $10,000), (vi) the printing and delivery to the Sales Agent of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Sales Agent to investors, (vii) the preparation, printing and delivery to the Sales Agent of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Sales Agent in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) if Securities having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement and the Alternative Distribution Agreements collectively by the eighteen-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Sales Agent and the Alternative Sales Agents for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Sales Agent and the Alternative Sales Agents incurred by the Sales Agent and the Alternative Sales Agents in connection with the transactions contemplated by this Agreement (the “Expenses”) up to a maximum of $75,000 in the aggregate for all Expenses (the “Cap”).The Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

(b) Termination of Agreement. If this Agreement is terminated by the Sales Agent in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii)(x) hereof and Securities having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement and the Alternative Distribution Agreements collectively prior to such termination, the Company shall reimburse the Sales Agent and the Alternative Sales Agents for all of their reasonable out of pocket expenses, including the reasonable fees and disbursements of a single counsel for the Sales Agent and the Alternative Sales Agents up to the Cap in the aggregate for all Expenses.

SECTION 9. Conditions of the Sales Agent’s Obligations. The obligations of the Sales Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Registration Statement and the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (including all of the Properties), whether or not arising in the ordinary course of business.

(e) Opinion of Counsel for Company and the Operating Partnership. The Sales Agent shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f) Opinion of Tax Counsel for Company and the Operating Partnership. The Sales Agent shall have received the favorable opinion of Latham & Watkins LLP, tax counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(g) Opinion of Maryland Counsel for Company and the Operating Partnership. The Sales Agent shall have received the favorable opinion of Venable LLP, Maryland counsel to the Company, required to be delivered pursuant to Section 7(r)on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).

(h) Opinion of Counsel for the Sales Agent. The Sales Agent shall have received the favorable opinion of Hunton & Williams LLP required to be delivered pursuant to Section 7(u) on or before the date on which the delivery of such opinion is required pursuant to Section 7(u).

(i) Representation Certificate. The Sales Agent shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(j) Accountant’s Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(s) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(s).

(k) Chief Financial Officer’s Certificate. The Sales Agent shall have received the certificate of the Chief Financial Officer of the Company required to be delivered pursuant to Section 7(t) on or before the date on which delivery of such certificate is required pursuant to Section 7(t).

(l) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(m) No Objection. Prior to the date that the first Securities are sold pursuant to the terms of this Agreement or any Alternative Distribution Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(o) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Sales Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(p) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(q) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 24 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Sales Agent, its affiliates (as such term is defined in Rule 501(b) of the Securities Act), directors, officers and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Sales Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Sales Agent Information.

(b) Indemnification by the Sales Agent. The Sales Agent agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Sales Agent Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Sales Agent; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliates, directors and officers of the Sales Agent, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agent, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Sales Agent, on the other hand, in connection with the statements or omissions.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Sales Agent, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and the total commissions received by the Sales Agent, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Sales Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the Sales Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Sales Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, the Sales Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages which the Sales Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliates, directors and officers of the Sales Agent shall have the same rights to contribution as the Sales Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership.

For purposes of this Section 11, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Sales Agent.

SECTION 13. Termination of Agreement.

(a) Termination; General. The Sales Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (including all of the Properties), whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) (x) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or (y) if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Sales Agent. Subject to Section 13(f), the Sales Agent shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through (1) the Sales Agent on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement or (2) the Alternative Sales Agents through the Alternative Distribution Agreements on the terms and subject to the conditions set forth therein or any Placement Notice.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(q) or Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to Section 9(q) or this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 24 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Agent shall be directed to the Sales Agent at Stifel, Nicolaus & Company, Incorporated at One South Street, 15th Floor, Baltimore, Maryland 21202, Attention: Syndicate Department, facsimile: (443) 224-1273; notices to the Company shall be directed to it at 11620 Wilshire Boulevard, Suite 300, Attention of Michael S. Frankel.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Company, the Operating Partnership and their respective successors and the controlling persons, affiliates and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Company, the Operating Partnership and their respective successors, and said controlling persons, affiliates and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Sales Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Waiver of Jury Trial. The Sales Agent and the Company (on their own behalf and, to the extent permitted by applicable law, on behalf of their respective shareholders and affiliates) and the Operating Partnership waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

SECTION 19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Sales Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Sales Agent to properly identify its clients.

SECTION 20. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

SECTION 22. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of

Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit K hereto, in each case in the form furnished (electronically or otherwise) to the Sales Agent for use in connection with the offering of the Securities.

“NYSE” means the New York Stock Exchange.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Sales Agent outside of the United States.

SECTION 23. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of the Sales Agent, and the Sales Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Sales Agent or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit K hereto are Permitted Free Writing Prospectuses.

SECTION 24. Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a) the Sales Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agent has advised or is advising the Company or the Operating Partnership on other matters, and the Sales Agent has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by the Sales Agent;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Sales Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and the Sales Agent has no obligation to disclose such interests and transactions to the Company and the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of Company or the Operating Partnership.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Sales Agent, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

REXFORD INDUSTRIAL REALTY, INC.

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

REXFORD INDUSTRIAL REALTY, L.P.

By:	Rexford Industrial Realty, Inc., its sole general partner

By:	/s/ Howard Schwimmer
Name: Howard Schwimmer
Title: Co-Chief Executive Officer

By:	/s/ Michael S. Frankel
Name: Michael S. Frankel
Title: Co-Chief Executive Officer

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Chad Gorsuch
Name: /s/ Chad Gorsuch
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[` ]

To:	[ ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Rexford Industrial Realty, Inc. (the “Company”) and Stifel, Nicolaus & Company, Incorporated (the “Sales Agent”) dated September 21, 2017 (the “Agreement”), I hereby request on behalf of the Company that the Sales Agent sell up to [__] shares of the Company’s common stock, par value $[__] per share, at a minimum market price of $[__] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE SALES AGENT, AND/OR THE CAPACITY IN WHICH THE SALES AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

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EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Stifel, Nicolaus & Company, Incorporated

Rexford Industrial Realty, Inc.

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EXHIBIT C

COMPENSATION

The Sales Agent shall be paid compensation equal to 1.5% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

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EXHIBIT D

SUBSIDIARIES OF THE COMPANY

None.

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EXHIBIT E

RESTRICTIONS ON DISTRIBUTIONS

1.	Term Loan Agreement, dated July 24, 2013, among RIF I—Don Julian, LLC, RIF I—Lewis Road, LLC, RIF I—Walnut, LLC, RIF I—Oxnard, LLC, RIF II – Kaiser, LLC and RIF III—Irwindale, LLC, collectively as Borrower, and Bank of America, N.A., as Lender.

2.	Modification and Loan Assumption Agreement, dated January 24, 2014, by and among RIF I—Don Julian, LLC, RIF I—Lewis Road, LLC, RIF I—Oxnard, LLC, RIF I—Walnut, LLC, REXFORD BUSINESS CENTER – FULLERTON, LLC, RIF II – Kaiser, LLC, RIF III—Irwindale, LLC and REXFORD INDUSTRIAL – MADERA INDUSTRIAL, LLC collectively as Borrower, and Bank of America, N.A., as Lender.

3.	Credit Agreement, dated as of January 14, 2016, by and among Rexford Industrial Realty, L.P., as Borrower, Rexford Industrial Realty Inc., as Parent, PNC Bank, National Association, as Administrative Agent, and the other parties party thereto, as amended by that certain First Amendment to Credit Agreement, dated February 23, 2016, and that certain Second Amendment to Credit Agreement, dated June 30, 2016.

4.	Second Amended & Restated Credit Agreement, dated February 14, 2017, by and among Rexford Industrial Realty, L.P., as Borrower, Rexford Industrial Realty, Inc., as Parent, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other parties party thereto.

5.	Note Purchase and Guarantee Agreement, dated July 16, 2015, by and among Rexford Industrial Realty, L.P., as the Issuer, Rexford Industrial Realty, Inc., as the Parent Guarantor, and each of the purchasers party thereto, as amended by that certain First Amendment to Note Purchase and Guarantee Agreement, dated June 30, 2016.

6.	Note Purchase and Guarantee Agreement, dated as of July 13, 2017, by and among Rexford Industrial Realty L.P., Rexford Industrial Realty, Inc. and the purchasers named therein.

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